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                                                                       EXHIBIT 4

DESCRIPTION:  PARTICIPATING PREFERRED STOCK CERTIFICATE




  NUMBER                 Tourjets Airline Corporation
  SHARES                     A Florida Corporation
__***0***__

                          PARTICIPATING PREFERRED STOCK



   THIS CERTIFIES
THAT_________________________________________________________ is the owner of________________________________________________fully paid and non-assessable
Shares of the Participating Preferred Stock $.001 Par Value Per Share of Tourjets Airline Corporation (the "Company"), transferable in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. The holder hereof accepts said shares of Participating Preferred Stock with notice of, and subject to, the provisions of the Company's Articles of Incorporation and Bylaws and all amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

   WITNESS, the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

this _________ day of ________________________ A.D. 19__________.


      ---------------------------         ---------------------------
            SECRETARY                              CHAIRMAN

                                    CORPORATE
                                      SEAL